Exhibit 5.1
Stephen A. Weiss
Partner
Direct Dial: 212.751.4300
Direct Facsimile: 212.751.0928
sweiss@hodgsonruss.com
June 8, 2007
ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, WI 53051
USA

Re:	Registration Statement on Form SB-2 Registration No. 333-138243
Ladies and Gentlemen:
          We have acted as counsel to ZBB Energy Corporation, a Wisconsin corporation, (the “Company”) in connection with the filing with the Securities and Exchange Commission (the “Commission”) on October 27, 2006 of a registration statement on Form SB-2 (as amended through the date of this letter, the “Registration Statement”), which, as so amended, relates to the registration of (1) 3,333,333 shares of the common stock, par value $ 0.01 per share, of the Company (the “Common Stock”) (collectively the “Underwritten Shares”) to be sold pursuant to an Underwriting Agreement between the Company and certain underwriters named therein (collectively the “Underwriters”) (as amended through the date of this letter and as filed as an exhibit to the Registration Statement, the “Underwriting Agreement”), (2) up to 500,000 additional shares of the Common Stock that may be sold pursuant to the Underwriting Agreement (collectively the “Over Allotment Shares”) and (3) 50,000 shares of the Common Stock issuable to the Underwriters upon exercise of certain purchase options issued to the Underwriters under the Underwriting Agreement (collectively the “UPO Shares”) (the Underwritten Shares, the Over Allotment Shares and the UPO Shares being collectively the “Common Shares”). The Common Shares are to be offered as set forth in the Registration Statement.
          This letter is being furnished at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-B under Securities Act of 1933, as amended, (the “Act”).
          The opinion set forth in this letter is subject to the following qualifications:

ZBB Energy Corporation
June 8, 2007

          1. In giving the opinion set forth in this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Underwriting Agreement, (c) the Articles of Incorporation and the Bylaws of the Company as filed as exhibits to the Registration Statement, (d) such evidence of incumbency of directors and officers of the Company as we have deemed appropriate, (e) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (f) such certificates of officers of the Company as we have deemed appropriate, (g) such certificates of public officials as we have deemed appropriate and (h) such agreements and instruments as we have deemed appropriate.
          2. We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the genuineness of signatures, the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the original of any document submitted to us as a copy and (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter made in any document submitted to us.
          3. We do not express any opinion concerning any law other than the Business Corporation Law of the State of Wisconsin, the provisions of the Constitution of the State of Wisconsin relating to corporations and reported judicial decisions addressing the Business Corporation Law of the State of Wisconsin and such provisions of the Constitution of the State of Wisconsin (collectively the “Business Corporation Law of the State of Wisconsin”).
          4. The opinion set forth in this letter (a) deals only with the specific legal issue or issues it explicitly addresses and (b) does not address any other matter (including, but not limited to, except as expressly set forth in such opinion, any matter concerning the contents of the Registration Statement).
          5. This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change or any effect of any such change on the opinion set forth in this letter.
          Subject to the qualifications set forth in this letter, it is our opinion that under the Business Corporation Law of the State of Wisconsin and the Articles of Incorporation and the Bylaws of the Company (1) the Common Shares have been duly authorized and (2) assuming (a) the amendment of the Articles of Incorporation of the Company to effectuate the 1 for 17 reverse stock split contemplated by the Registration Agreement and (b) the consummation of such 1 for 17 reverse stock split prior to the sale of the Underwritten Shares and the Over Allotment Shares in accordance with the Underwriting Agreement, (i) the Underwritten Shares and the Over Allotment Shares will, upon the sale thereof in accordance with the Underwriting Agreement, be legally issued and fully paid and nonassessable and (ii) the UPO Shares, when issued and paid

ZBB Energy Corporation
June 8, 2007

for in accordance with the provisions of the warrants relating thereto and the Underwriting Agreement, will be legally issued, fully paid and nonassessable.
          We consent to the use of this letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours, HODGSON RUSS LLP By /s/ Stephen A. Weiss Stephen A. Weiss